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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's Registration Statements on Form S-3 (File No. 333-35143) and Form S-8 (File Nos. 333-28631, 333-20747, 333-16127, 33-1479, 33-10218, 33-13210, 33-14561, 33-37115, 33-40110,
33-48781, 33-59109, 33-63975, 33-63977, 333-43478, 333-43484 and 333-71268), of
our report dated January 28, 2002 relating to the consolidated financial statements of the Company, which appears in this Current Report on Form 8-K dated January 30, 2002.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 30, 2002